SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2008

Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 14, 2008, Orleans Homebuilders, Inc. issued a press release which reflected a reclassification to information contained in our May 12, 2008 press release, which was furnished to the Securities and Exchange Commission as an exhibit to a report on Form 8-K filed on that date.  The Condensed Consolidated Income Statements for the three and nine months ended March 31, 2008 have been revised to reflect a reclassification of tax expense between continuing operations and discontinued operations in the amount of $8,554,000.  As previously reported, the Company recorded a valuation allowance of $43,544,000 against its net deferred tax assets in the quarter ended March 31, 2008.  This amount has not changed; however, as a result of recording the valuation allowance for the quarter ended March 31, 2008, the total tax provision recognized by the Company was allocated between continuing and discontinued operations resulting in an additional charge to income tax expense of $8,554,000 related to discontinued operations and a corresponding reduction to the income tax expense from continuing operations of an equal amount, thereby reducing the income tax charge to continuing operations from $35,541,000 to $26,987,000.  Accordingly, there has been no change to net loss or adjusted net loss from continuing operations reported in our May 12, 2008 press release.

The information in this Current Report on Form 8-K and the exhibit attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release of Orleans Homebuilders, Inc. dated May 14, 2008. (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2008

Orleans Homebuilders, Inc.

	By:	Garry P. Herdler
		Name:	Garry P. Herdler
		Title:	Executive Vice President,
Chief Financial Officer and
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Orleans Homebuilders, Inc. dated May 14, 2008.